UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

CVB Financial Corp. (the “Company”) President and Chief Executive Officer, Christopher D. Myers, will be hosting one-on-one meetings with investors on Monday, June 13, 2016 at the Keefe, Bruyette & Woods, Inc. 2016 US Regional Leaders Bank Conference at the Corinthia Hotel in London, England. Mr. Myers will review the slides previously filed with the Company’s Form 8-K on June 6, 2016.

Item 8.01	Other Events.

On June 8, 2016, the Company issued a press release relating to its President and Chief Executive Officer, Christopher D. Myers’ presentation of the slides previously filed with the Company’s Form 8-K on June 6, 2016 during the one-on-one meeting with investors on Monday, June 13, 2016 at the Keefe, Bruyette & Woods, Inc. 2016 US Regional Leaders Bank Conference at the Corinthia Hotel in London, England. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to this Item 8.01.

A copy of the slide presentation is available on the Company’s website at www.cbbank.com under the “Investors” tab.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 8, 2016, announcing that Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp. will be hosting one-on-one meetings with investors on Monday, June 13, 2016 at the Keefe, Bruyette & Woods, Inc. 2016 US Regional Leaders Bank Conference at the Corinthia Hotel in London, England.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: June 8, 2016	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated June 8, 2016, announcing that Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp. will be hosting one-on-one meetings with investors on Monday, June 13, 2016 at the Keefe, Bruyette & Woods, Inc. 2016 US Regional Leaders Bank Conference at the Corinthia Hotel in London, England.